Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported): July 13, 2010

mBeach Software, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-159853	26-4742785
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

c/o David Lubin & Associates, PLLC
5 North Village Avenue, 2nd fl.
Rockville Centre, NY 11570
(Address of principal executive offices)

 (516) 887-8200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.  Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets

Reference is hereby made to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2010.

On July 13, 2010, mBeach Software, Inc., a Florida corporation (the “Registrant”), consummated the closing of the transactions contemplated under the Stock Exchange Agreement dated June 15, 2010 (the “Exchange Agreement”) with Skin Cancer Scanning Ltd., an Israeli corporation (“SCS”) and all  of its shareholders- Alexander Blaunstein, Eran Moas, Secumedicom Ltd., Dr. Yafim Smolyak, Aliad M.C.S. Ltd., Lior Ben- hur, Borris Krasny, Efi Oshaya, Bunim Brimer, Sharon Brimer, Inbar Brimer andYorkstone Enterprises Ltd.(collectively, the “Sellers”). At the closing the Sellers transferred to Skin Cancer Scanning, Inc., a wholly-owned subsidiary of mBeach incorporated in Nevada, all of their shares of SCS so that mBeach currently owns all of the issued and outstanding shares of SCS.

For all the terms of the Exchange Agreement, reference is hereby made to such agreement annexed to the Current Report on Form 8-K filed on June 17, 2010 as Exhibit 10.1. All statements made herein concerning such agreement are qualified by references to said exhibit.

Simultaneous with the closing of the transactions contemplated by the Exchange Agreement, the Sellers consummated the transactions contemplated by the Stock Purchase Agreement dated June 15, 2010 with William Gaffney, the principal shareholder of mBeach. Pursuant to such agreement, William Gaffney transferred all his 156,000,000 shares of common stock of mBeach to the Sellers. These shares represent 91% of the issued and outstanding stock of mBeach. For all the terms of the Stock Purchase Agreement, reference is hereby made to such agreement annexed to the Current Report on Form 8-K filed on June 17, 2010 as Exhibit 10.2. All statements made herein concerning such agreement are qualified by references to said exhibit.

In connection with the closing, seven of the Sellers cancelled their options to purchase the ordinary shares of SCS and received options to purchase an aggregate of 36,140,442 shares of common stock of mBeach. The per share exercise price of 35,345,362 of said options, is 25% less than volume weighted average closing price of a share of our common stock for the five trading days prior to the exercise thereof. The per share exercise price of 795,080 of the options is the volume weighted average closing price of a share of our common stock for the five trading days following the closure of this merger. All the options expire March 31, 2012.

Certain of the Sellers maintained their respective right to obtain 12% of any consideration paid to SCS if there is a change in control or sale of all or substantially all of the assets of SCS. Each of the Sellers also executed a Lock-Up agreement whereby they agree not to sell any of their shares in mBeach for 15 months until October 15, 2011. For all the terms of the option agreements, the agreement regarding said 12% and the Lock-Up Agreement, reference is hereby made to such agreements annexed hereto as Exhibits 10.7, 10.8, 10.9 and 10.10. All statements made herein concerning such agreements are qualified by references to said exhibits.

As a result of the consummation of the transaction with SCS, the fiscal year end of the Registrant is the fiscal year end of SCS, which is December 31st. Accordingly, the Registrant will be filing a Form 10-Q for the fiscal quarter ended June 30, 2010 no later than August 16, 2010.

DESCRIPTION OF BUSINESS

As used in this Form 8-K, references to the "Company," "we," "our" or "us" refer to mBeach Software, Inc., unless the context otherwise indicates. The “Registrant" refers to mBeach Software, Inc. and "SCS" refers to our subsidiary, Skin Cancer Scanning Ltd., a corporation established in the State of Israel.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking information. Forward-looking information includes statements relating to future actions, future performance, costs and expenses, interest rates,   outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management, and other such matters of the Company.  The Private  Securities  Litigation  Reform Act of 1995 provides a "safe harbor" for forward-looking  information to encourage companies to provide prospective  information about themselves  without fear of litigation so long as that  information is  identified  as  forward-looking  and  is  accompanied  by meaningful cautionary statements  identifying important factors that could cause actual results to differ  materially  from those  projected in the  information.

Forward-looking information may be included in this Current Report on Form 8-K or may be incorporated by reference from other documents filed with the Securities and Exchange Commission (the "SEC") by us. You can find many of these statements by looking for words including, for example, "believes," "expects," "anticipates," "estimates" or similar expressions in this Current Report on Form 8-K or in documents incorporated by reference in this Current Report on Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.

We have based the forward-looking statements relating to our operations on management's current expectations, estimates, and projections about us and the industry in which we operate.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In particular, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual results may differ materially from those contemplated by these forward-looking statements.  Any differences could result from a variety of factors, including, but not limited to general economic and business conditions, competition, and other factors.

History of mBeach Software, Inc.

Overview

The Company is a development stage company incorporated in Florida on March 24, 2009. The objective was to become a mobile enterprise software transaction processing company aimed at improving the productivity of the processing of transaction on mobile devices. We did not generate any revenues to date.

Our business and registered office is located at 105 Hickory Oak Hollow, Cumming GA 30040, our telephone number is (678) 358-6954 begin_of_the_skype_highlighting.

On April 24, 2009, a total of 156,000,000 shares of common stock were issued to William Gaffney, our sole officer and director at said time. On March 1, 2010, the Company sold 16,250,000 shares of common stock pursuant to a Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2009 (file no.333-159853), and declared effective on November 10, 2009.

All numbers regarding the shares of mBeach provided herein take into account the 1:13 forward stock split which was effectuated on June 4, 2010.

On June 15, 2010 we entered into the Exchange Agreement and on July 15, 2010 consummated the transactions contemplated by said Agreement. At the closing, the Sellers transferred to a wholly-owned subsidiary of mBeach, Skin Cancer Scanning, Inc., a Nevada corporation, all of their shares of SCS. As a result of such transfer, mBeach currently owns all of the issued and outstanding shares of SCS.

Skin Cancer Scanning Ltd.
Overview

SCS is a research and development company based in Israel which is focused on the design, development and commercialization of a non-invasive, point-of-care system to assist in the early detection and diagnosis of skin cancer. The Company hopes that this diagnostic tool will deliver significant clinical impact through improved patient outcomes, and will reduce healthcare costs by eliminating the need for certain biopsies.

In December 2007, SCS conducted two stages of clinical trials in accordance with the Declaration of Helsinki criteria; this criteria is an international criteria relating to all forms and types of medical experimentations on humans. In order to conduct clinical trials on people the actual trials have to be approved by the Ministry of Health and in the case of a medical device, the device itself has to be approved by the Ministry of Health. During the medical trials at the Rabin Medical Center in Petah-Tikva, Israel, 118 people who were scheduled to have their biopsies surgically removed first had their lesions reviewed and scanned under our device.  The results of scanning 128 lesions by the device were then compared to the actual results of the biopsied lesions. With true statistic viability (the number of case studies), the devices diagnosed correctly 92.4% of the scanned lesions that were actually found to be cancerous under the microscope.

Prior to proceeding with the device, we need to first obtaining CE and Food and Drug Administration certifications. We hope to start this process in the third quarter of 2010 by engaging the services of leading companies in the field of regulatory certification and reimbursement programs. Following these activities we plan to start a broad market survey to locate and contact potential future marketing or licensee partners.

We will leave the manufacture of the end product to companies with greater experience and economies of scale. We plan on contracting with FDA GMP compliant and certified original equipment manufacturer of medical devices to provide the assembled SkinScan 650 device incorporating the hand-held devices along with the software and operator controls.

Our sales and marketing strategy is to make optimal use of partners for sales, marketing, and distribution functions to enable the company to quickly and effectively reach major target markets. This strategy will also enable the company to focus our internal resources in further research and development.

We will work to build a sufficient body of medical evidence to support favorable coding and reimbursement coverage by third-party health-care payers.

Many methods for spectral analysis and imaging of skin anomalies are in use or in development. These methods include optical spectral and thermal imaging, visible and infrared, electromagnetic microwave, acoustic, magnetic, ultraviolet and X-rays.

Several new technologies are at relatively early stages of development. These include developments by companies such as MELA Sciences Inc., and Balter Medical. Most of these methods rely primarily on an enlarged digital or optical image that basically only improves the physician’s subjective assessment. Some of the new methods use various combinations of processing spectral reflectance supported by a database of images of different types of skin cancers.

However, these current methods give a standardized diagnosis, but at the risk of not diagnosing specific differences between each unique patient. These limitations can result in a higher incidence of false diagnosis compared to the results obtained using our proprietary technology.

Patents and Trademarks

On August 2006 SCS filed for U.S. patent application number 11/464,838 “combined visual-optic and passive infra-red technologies and the corresponding systems for detection and identification of skin cancer precursors, nevi and tumors for early diagnosis”

On August 2006 we filed in Israel a Patent Cooperation Treaty application number PCT/IL2006/000954.

Employees

SCS currently employs four people and employs ad hoc various specialists in the relevant field of development needed.

Regulatory Requirements

In order to be able to use any type of medical device, whether for research, clinical trials or as a product, there are specific regulations and conditions to be adhered to prior to its use.
We hope to commence the process of obtaining CE and FDA qualifications by engaging firms that are expert in the regulatory requirements and specific protocols that are required by these institutions, in order to receive the needed approvals to qualify as a recognized and approved medical device by the appropriate authorities. These companies working together will supply SCS with all the information needed to operate according to defined procedures and codes of conduct, specifically in the medical device field.

DESCRIPTION OF PROPERTY

 The offices of SCS are situated in Tel Aviv, Israel and the laboratory where the development takes place is in Beer Sheva, Israel. Both premises are rented on a yearly basis for approximately $12,000 per year. Currently these premises are sufficient for our operations. Our corporate offices in the United States are currently located out of the offices of our counsel, David Lubin & Associates, PLLC. We do not pay rent for the use of this space.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights the principal factors that have affected SCS’s financial condition and results of operations as well as our liquidity and capital resources for the periods described.  This discussion contains forward-looking statements, as discussed above.  Please see the section entitled “Forward-Looking Statements” for a discussion of the assumptions associated with these forward-looking statements.

The following discussion and analysis of SCS’s financial condition and results of operations are based on the audited financial statements as of December 31, 2009 and 2008 and the unaudited financial statements as of March 31, 2010, all of which were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).   You should read the discussion and analysis together with such financial statements and the related notes thereto.

Plan of Operations

We do not expect to generate any revenues over the next 12 months. Through our subsidiary, Skin Cancer Scanning, Inc., which owns all the intellectual property related to our technology, we hope to obtain certification for our product. At the same time we intend to create awareness of our product in the marketplace.  As of July 12, 2010, we had approximately $2,500 in cash. We do not believe that such funds will be sufficient to effectuate our business. We will need to seek additional capital for the purpose of further testing our product and obtaining certifications necessary in order to sell our product. We expect to incur a minimum of $800,000 in expenses in order to effectuate our business for the next 12 months. We estimate that this will be comprised of $400,000 towards the development of our product, $150,000 towards the procurement of the CE and FDA certifications; $70,000 towards clinical trials, $50,000 for professional fees associated with being a public company and the balance for general working capital.  Accordingly, we will have to raise the funds to pay for these expenses.

Results of Operations - Year ended December 31, 2009 compared to year ended December 31, 2008

SCS is in the development stage and did not generate any revenues for the fiscal year ended December 31, 2009 or 2008.  During the fiscal year ended December 31, 2009, SCS incurred $20,812 of operating expenses consisting of research and development expense ($11,513) and general and administrative expenses ($9,297) consisting of professional fees and office expensesThis is compared to the $97,127 of operating expenses incurred during the fiscal year ended December 31, 2008, which consisted of research and development expense ($87,533) and general and administrative expenses ($9,594) consisting of professional fees and office expenses.

Results of Operations – Fiscal Quarter ended March 31, 2010 compared to quarter ended March 31, 2009

During the three months ended March 31, 2010, the Company recorded $60 as compared to $6,469 for the three months ended March 31, 2009.

As of March 31, 2010 the Company had negative working capital of $14,581.

LACK OF INSURANCE

The Company currently has no insurance in force for its office facilities and operations and it cannot be certain that it can cover the risks associated with such lack of insurance or that it will be able to obtain and/or maintain insurance to cover these risks at economically feasible premiums.

GOING CONCERN CONSIDERATION

For the years ended December 31, 2009 and December 31, 2008, SCS incurred net losses of $20,810 and $97,127, respectively. As of December 31, 2009 SCS had negative working capital of $15,383. The financial statements contained herein have been prepared on a “going concern” basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the reasons discussed herein and in the footnotes to our financial statements included herein, there is a significant risk that we will be unable to continue as a going concern.

LIQUIDITY AND CAPITAL RESOURCES

There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements, or understandings with any person to obtain funds through bank loans, lines of credit, or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The  following  table lists, as of  July 13, 2010,  the number of shares of common  stock  beneficially  owned by (i) each  person  or  entity  known to our Company to be the  beneficial  owner of more than 5% of the  outstanding  common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group.  Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.  Except as noted below, each person has sole voting and investment power. The address of each person is c/o the Company.

The percentages below are calculated based on 172,250,000 shares of our common stock issued and outstanding as of July 13, 2010. Other than as described below, we do not have any other outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Beneficial Owner	Number of Shares of Common Stock	Percentage of Ownership

Yossi Biderman(1)	20,786,818	12.07%
Alexander Blaunstein(2)	79,418,924	46.11%

Bunim Brimer(3)	15,226,315	8.49%
Lior Ben-hur(4)	13,872,794	7.69%
Efi Oshaya	8,693,776	5.0471%
Borris Krasney(4)	13,861,146	7.68%
Yorkstone Enterprises Ltd.(5)	15,176,317	8.51%
William Gaffney(6)	0	0
Dr. Yafim Smolyak	9,665,630	5.61%
H&H Group Associates LLC(7)	40,104,881	19.61%
All directors and executive officers as a group (3 persons)	129,304,851	68.96%

(1)
Mr. Biderman, a director and sole officer of the Company as of July 13, 2010, owns the shares through Secumedicom Ltd., an Israeli corporation of which he owns 100% and is the sole officer and director.

(2)	Mr. Blaunstein will become a director effective ten (10) days after the delivery to the shareholders of the Company of an Information Statement pursuant to Rule 14f-1.
(3)
Mr. Brimer will become a director effective ten (10) days after the delivery to the shareholders of the Company of an Information Statement pursuant to Rule 14f-1. Includes 6,998,082 shares subject to an option agreement. The per share exercise price of said options, which expire March 31, 2012, is 25% less than volume weighted average closing price of a share of our common stock for the five trading days prior to the exercise hereof.

(4)
Includes 8,251,516 shares subject to an option agreement. The per share exercise price of said options, which expire March 31, 2012, is 25% less than volume weighted average closing price of a share of our common stock for the five trading days prior to the exercise hereof.

(5)
Includes 8,845,070 shares subject to an option agreement. The per share exercise price of said options, which expire March 31, 2012, is 25% less than volume weighted average closing price of a share of our common stock for the five trading days prior to the exercise hereof.

(6)
William Gaffney, the former sole officer and a director of the Company, transferred all his 156,000,000 shares to the Sellers pursuant to the Stock Purchase Agreement in connection with the consummation of the transactions contemplated by the Share Exchange Agreement.

(7)
H&H Group Associates LLC, a New York limited liability company, is the holder of warrants, each exercisable for 10,285,994, 10,770,694 and 11,278,193, respectively, shares of common stock of mBeach for an aggregate exercise price of $150,000, 150,000 and $500,000, respectively. The warrants are exercisable for 3 years. The number above includes 7,770,000 held directly by Ariav Eric Weinbaum. The sole member and manager of H&H is Ariav Eric Weinbaum, with an address c/o 5 North Village Avenue, Rockville Centre, NY 11570.

All the shares, excluding H&H Group associates, held by the persons indicated above, including the shares which are subject to the respective option agreements, are subject to a lock-up agreement pursuant to which each shareholder agreed not to sell, transfer or otherwise dispose of the shares for 15 months until October 13, 2011.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers as of July 13, 2010:

Name	Age	Position

Yossi Biderman	57	President, Chief Financial Officer, Treasurer and Secretary and a Director

William Gaffney	53	President and Director

The business address of our officers and directors is c/o SCS Hashmonaim Rd. 107, P.O.B. 20335, Tel Aviv 61202, Israel.

Yossi Biderman was appointed President, Chief Financial Officer, Treasurer and Secretary on July 13, 2010 and a director of June 17, 2010. Since January, 2007, Mr. Biderman has served as the Chief Executive Officer and a director of Skin Cancer Scanning Ltd., an Israeli corporation engaged in the development of a hybrid medical device for the early detection and diagnosis of skin cancer precursors, nevi and tumors. From November 2009 through May 2010 he was the controller and business development for Tigbur, a human resources company listed on the Tel Aviv Stock Exchange. From September 2002 through January 2007 Mr. Biderman was the chief executive officer of DP Electronics Engineering Ltd. Mr. Biderman is a Reserve Colonel with the Israel Defense Forces.

William Gaffney has served as our President, Chief Executive Officer and one of our directors since April 24, 2009. As a result of the transaction with SCS, Mr. Gaffney resigned as the officer of the Company and will resign as a director on the 10th day after the mailing of an information statement to the shareholders of the Company pursuant to Rule 14f-1 of the Securities Exchange Act of 1934, as amended.

Mr. Gaffney has over 20 years of entrepreneurial experience in business and innovative technology companies. William Gaffney joined uVuMobile in September 2007 with a primary focus on sales and business development. uVuMobile provides software to companies that allow them to conduct mobile transactions. He brings to the Company extensive entrepreneurial experience in starting up and working with innovative technology driven companies. Prior to joining uVuMobile, Mr. Gaffney was a business development consultant from October 2006 to September 2007 for Interop Technologies, LLC. From May 2004 to September 2006, Mr. Gaffney was the Director of Business Development for Matestar Electronics, a Chinese OEM manufacturer of audio and video consumer electronic products. From September 1999 to April 2004, Mr. Gaffney was the Founder of Downloadable Technologies, LLC, a leading innovator of digital audio products for the toy industry.

Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and  qualified.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers or control persons has been involved in any of the events prescribed by Item 401(f) of Regulation S-K during the past five years, including:

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES OF THE BOARD OF DIRECTORS

Our board of director intends to establish an audit committee, a compensation committee, a nominating and corporate governance committee. Our board may establish other committees from time to time to facilitate the management of our company; however, we have not yet established any such committees.

COMPLIANCE WITH SECTION 16(a) OF THE ACT

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal year ended April 30, 2010.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

William Gaffney	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0

William Gaffney was our sole officer and director from inception until July 13, 2010.

OPTION GRANTS AND EXERCISES

There were no option grants or exercises by any of the executive officers named in the Summary Compensation Table below.

EQUITY INCENTIVE PLAN

We might adopt an equity incentive plan in the future to attract and retain qualified persons to motivate these persons to achieve long-term company goals and to more closely align these persons' interests with those of our other shareholders by providing them with a proprietary interest in our growth and performance. Our executive officers, employees, consultants and non-employee directors will be eligible to participate in the plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

We do not have unexercised options, stock that has not vested, or equity incentive plan awards.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

On July 13, 2010 we entered into an employment agreement with Yossi Biderman, our CEO. Pursuant to the terms of the employment agreement, Mr. Biderman is entitled to $5,000 per month for 18 months, as well as a car and cell phone expenses. If we raise $300,000 or achieve revenue of $750,000, his monthly salary will increase to $10,000, and if we raise in excess of $750,000 or achieve revenues in excess of $1,500,000 his monthly salary will increase to $15,000. If we want to terminate his employment we must give Mr. Biderman 6 months advance notice, unless such termination is for cause.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On December 18, 2009, William Gaffney loaned us $4,500 for operating capital.  This is a non-interest bearing note. On July 13, 2010, simultaneous with the consummation of the transactions contemplated by the Share Exchange Agreement and Stock Purchase Agreement, Mr. Gaffney forgave the loan.

On July 13, 2010, William Gaffney, the principal shareholder of mBeach, transferred 79,418,924, 20,786,818, ,and 8,228,233 shares to our officer and directors – Alexander Blaunstein, Secumedicom Ltd. (an Israeli corporation solely controlled by Yossi Biderman), and Bunim Brimer, respectively.

Mr. Biderman is a party to an employment agreement as described above.

DESCRIPTION OF SECURITIES

We are authorized to issue 3,250,000,000 shares of common stock.  The following statements relating to our capital stock are summaries and do not purport to be complete.  Reference is made to the  more  detailed  provisions  of,  and  such statements  are  qualified in their  entirety by  reference  to, our Articles of Incorporation and By-laws.

COMMON STOCK

Our Articles of Incorporation authorizes the issuance of 3,250,000,000 shares of common stock, of which 172,250,000 shares are issued and outstanding.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock do not have cumulative voting rights.  Holders  of  common  stock are  entitled  to share  ratably  in dividends,  if any,  as may be  declared  from  time to  time  by the  Board  of Directors in its discretion from funds legally available therefor.  In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to our common stock.

Convertible Promissory Note

On June 23, 2010 mBeach executed a 5% Convertible Note and issued the warrants described below to H&H Group Associates LLC, a New York limited liability company, in consideration for $72,000. The Convertible Note matures in three years and after five months from the date of issuance will be convertible, at the option of H&H, to 10,696,291 shares of common stock of mBeach. If mBeach desires to prepay the Note prior to November 23, 2010 (the 5 month anniversary when it becomes convertible), mBeach must pay a prepayment penalty equal to twice the amount being prepaid. The Note shall be automatically due and payable if mBeach fails to pay the Note when it is due, fails to deliver the shares to be issued upon conversion of the Note, any bankruptcy event of mBeach or any breach of a covenant or representation of mBeach.

Warrants

In connection with the issuance of the 5% Convertible Note, mBeach issued H&H Group three separate classes of warrants, each class exercisable for 10,285,994, 10,770,694 and 11,278,193, respectively, shares of common stock of mBeach for an aggregate exercise price of $150,000, 150,000 and $500,000, respectively. The warrants are exercisable for 3 years.

The shares of mBeach issuable upon conversion of the Note and the exercise of the warrants shall be included on a registration statement to be filed by mBeach within 30 days of July 13, 2010, the date of the closing of the transactions contemplated by the Stock Exchange Agreement.

For all the terms of the Convertible Note and the warrants, reference is hereby made to such agreements annexed as Exhibits 10.3, 10.4, 10.5 and 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2010.

Options

We issued six individuals options to purchase an aggregate of 35,345,362shares of our common stock. The per share exercise price of said options, which expire March 31, 2012, is 25% less than volume weighted average closing price of a share of our common stock for the five trading days prior to the exercise hereof. Aliad MCS Ltd. was issued options to purchase an aggregate of 795,080 shares at the volume weighted average closing price of a share of our common stock for the five trading days following July13, 2010.

Reference is hereby made to the Bylaws or our Certificate of Incorporation and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

Stock Transfer Agent

Our transfer agent is StockTrans, Inc., located at 44 West Lancaster Avenue, Ardmore, PA 19002, telephone number 610-649-7300, fax number begin_of_the_skype_highlighting 610-649-7300end_of_the_skype_highlighting.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”). The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “MBHS.OB.”

For the periods indicated, the following table presents the range of high and low bid quotations for the common stock as reported by the OTC Bulletin Board during the quarter being reported. Prices below reflect inter-dealer prices, without retail write-up, write-down or commission and may not represent actual transactions.

PENNY STOCK

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.
These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

HOLDERS OF OUR COMMON STOCK

As of July 12, 2010, we had 172,250,000 shares of our common stock issued and outstanding, held by 40 shareholders of record.

DIVIDEND

We have not paid any dividends on our common stock, and it is not anticipated that any dividends will be paid in the foreseeable future. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director,  officer or affiliate of the Company, any owner of record or beneficially  of more than 5% of any class of voting  securities of the Company, or security holder is a party adverse to the Company or has a material  interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 156,000,000 shares of common stock to William Gaffney, our sole officer and director, for cash proceeds of $7,500 in the quarter ended April 30, 2009.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the Florida Business Corporation Act, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. We believe that these indemnification provisions are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Section 5 - Corporate Governance and Management
Item 5.01 Changes in Control of Registrant

The disclosures set forth above under Item 2.01 (Completion of Acquisition or Disposition of Assets), and below in Item 5.02 (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers),  are hereby incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

The  disclosures  set  forth  above  under  Item 2.01  (Completion of Acquisition or Disposition of Assets)   and  Item  5.01  (Changes  in  Control  of  Registrant)   are  hereby incorporated by reference into this Item 5.02.

Upon the consummation of the transactions contemplated by the Share Exchange Agreement on July 13, 2010, William Gaffney resigned from all his positions as an officer. Mr. Gaffney will resign as a director of the Company effective as of ten (10) days after the delivery to the shareholders of the Company of an Information Statement pursuant to Rule 14f-1. On July 13, 2010, Yossi Biderman, a director of the Company, was appointed as the sole officer; Alexander Blaunstein and Bunim Brimer will become additional directors of the Company ten (10) days after the delivery to the shareholders of the Company of an Information Statement pursuant to Rule 14f-1.

Item 5.06. Change in Shell Company Status.

As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, we ceased being a shell company (as defined in Rule 12b-2 under the Exchange Act of 1934, as amended) upon completion of the acquisition of SCS.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.

Audited
         (1)  Report of Independent Registered Accounting Firm
         (2)  Consolidated Balance Sheets
         (3)  Statements of Operations
         (4)  Statement of Shareholders' Equity
         (5)  Consolidated Statements of Cash Flows
         (6)  Notes to the Financial Statements

Unaudited
(1)  Consolidated Balance Sheets
         (2)  Statements of Operations
         (3)  Consolidated Statements of Cash Flows
         (4)  Notes to the Financial Statements

(b) Pro forma financial information.

         (1)  Unaudited Pro Forma Consolidated Balance Sheet
         (2)  Unaudited Pro Form Consolidated Statement of Operations
         (3)  Notes

(c) Exhibits:

10.7	Option Agreements dated July 13, 2010 issued by mBeach Software, Inc. to each of Lior Ben- Hur, Borris Krasny, Bunim Brimer, Sharon Brimer and Inbar Brimer

10.8	Option Agreement dated July 13, 2010 issued by mBeach Software, Inc. to Aliad M.C.S. Ltd.

10.9	Agreement regarding 12% interest in a sale of Skin Cancer Scanning Ltd. issued to Mr. Borris Krasny, Mr. Lior Ben-hurand Yorkstone Enterprises Ltd.

10.10
Lock-Up Agreement executed by each of Alexander Blaunstein, Eran Moas, Secumedicom Ltd., Dr. Yafim Smolyak, Aliad M.C.S. Ltd., Lior Ben- hur, Borris Krasny, Oshaya, Bunim Brimer, Sharon Brimer and Inbar Brimer and Yorkstone Enterprises Ltd.

10.11	Employment Agreement dated July 13, 2010 between mBeach Software, Inc. and Yossi Biderman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name: mBEACH SOFTWARE, LTD.

Date: July 15, 2010	By:	/s/ Yossi Biderman
Name: Yossi Biderman
Title: President

Skin Cancer Scanning, Ltd.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Skin Cancer Scanning Ltd

We have audited the accompanying balance sheets of Skin Cancer Scanning, Ltd. as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended and for the period October 25, 2006 (inception) through December 31, 2009. Skin Cancer Scanning’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skin Cancer Scanning Ltd. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed further in Note 2, the Company has incurred a significant loss.  The Company’s viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regard to these matters is also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Lake & Associates, CPA’s LLC Lake & Associates, CPA’s LLC Schaumburg, Illinois July 6, 2010

1905 Wright Boulevard
Schaumburg, IL 60193

Phone: 847.524.0800
Fax: 847.524.1655

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Skin Cancer Scanning, Ltd.
Consolidated Balance Sheet

	US $	US $
	December 31, 2008	December 31, 2009

ASSETS

Current Assets
Cash and cash equivalents	$71	$214
Prepaid Expenses	34,663	5,460
TOTAL CURRENT ASSETS	34,734	5,674

Intangible Assets
Patents	44,493	15,744

Other Assets
Total Other Assets	-	-
TOTAL OTHER ASSETS	-	-

TOTAL ASSETS	$79,227	$21,418

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$35,303	$7,928
Customer deposit	14,814	-
TOTAL CURRENT LIABILITES	50,117	7,928

TOTAL LIABILITIES	$50,117	$7,928

Stockholders' Equity

Common stock, ₪1 NIS par value, 200,000 shares authorized, 13,466 and 13,466 shares issued and
outstanding at December 31, 2009 and December 31 2008 respectively	3,761	3,761
Additional paid-in capital	277,758	273,372
Accumulated other comprehensive income	(15,577)	(11,621)
Accumulated deficit	(236,832)	(216,022)
Total stockholders' equity (deficit)	29,110	13,490

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$79,227	$21,418

The accompanying notes are integral part of these financial statements.

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Skin Cancer Scanning, Ltd.
Statement of Operations

	For the Years Ended December 31		For the Period 10/25/2006 (inception) to
	2009	2008	12/31/2009
Operating Expense:
Research and Development Expense	$11,513	$87,533	$220,877
General & Administrative Expense	9,297	9,594	15,955
Total Operating Expense:	20,810	97,127	236,832

Net Income /(loss)	(20,810)	(97,127)	(236,832)

Foreign Currency Transaction Gain / (loss)	(865)	5,471	12,903

Comprehensive Income	$(21,675)	$(91,656)	$(223,929)
Net Income (Loss) Per Common Share from Continuing Operations:
Basic & Diluted	$(1.610)	$(6.806)

Weighted Average Shares Outstanding of Common Stock Basic & Diluted	$13,466	$13,466

The accompanying notes are integral part of these financial statements.

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Skin Cancer Scanning, Ltd.
Statement of Shareholder Equity

	Common Stock $1 Par Value		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Income	Deficit	Deficit
Issuance of Shares 2006-2007	$3,309	$3,309	$125,066$	$-	$-	$131,684

Foreign Currency Exchange Gain (loss)	-	-	-	(17,092)	-	(17,092)

Net Income (Loss)	-	-	-	-	(118,895)	(118,895)

Balance, December 31, 2007	3,309	3,309	125,066	(17,092)	(118,895)	(7,612)

Issuance of Shares	1,619	452	112,306	-	-	112,758

Foreign Currency Exchange Gain (loss)	-	-	-	5,471	-	5,471

Net Income (Loss)	-	-	-	-	(97,127)	(97,127)

Balance, December 31, 2008	4,928	3,761	237,372	(11,621)	(216,022)	13,490

Receipts of Premium on Shares	-	-	40,386	-	-	40,386

Foreign Currency Exchange Gain (loss)	-	-	-	(3,957)	-	(3,957)

Net Income (Loss)	-	-	-	-	(20,810)	(20,810)

Balance, December 31, 2009	$4,928	$3,761	$277,758	$(15,578)	$(236,832)	$29,109

The accompanying notes are integral part of these financial statements.

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Skin Cancer Scanning, Ltd.
Consolidated Statement of Cash Flows

	For the Year Ended December 31,		For the Period 10/25/2006 (inception) to
	2009	2008	12/31/2009

Net (loss)	$(20,810)	$(97,127)	$(236,832)
Adjustments to Reconcile Net Income (loss) to Net
Cash Used in Operating Activities
Changes in Assets and Liabilities
Accounts Payable	1,989	(5,894)	10,707
Deferred Revenue	14,813	-	14,813
Prepaid Expenses and Deposits	(29,164)	(3,786)	(34,661)
Net Cash Provided (used) in Operating Activities	(33,172)	(106,807)	(245,973)

Cash Flows from Investing Activities
Investment in Patent	(4,040)	(11,373)	(19,898)
Net cash Provided (used) in Investing Activities	(4,040)	(11,373)	(19,898)

Cash Flows from Financing Activities
Proceeds From the Sale of Common Stock	-	97,092	235,282
Increase in Additional Paid in Capital	38,300	16,446	38,300
Net Cash Provided (used) by Financing Activities	38,300	113,538	273,582

Foreign Currency Exchange Gain/Loss	(1,233)	4,079	(7,640)

Net Increase (decrease) in Cash	(145)	(563)	71

Cash at Beginning of Period	216	777	-

Cash at End of Period	$71	$214	$71
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Noncash Investing and Financing Activities
Patents Costs Included in Accounts Payable	$24,595	$-	$24,595

The accompanying notes are integral part of these financial statements.

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Skin Cancer Scanning Ltd.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 1 ORGANIZATION AND BUSINESS BACKGROUND

Skin Cancer Scanning Ltd. (SCS or the "Company") was incorporated on October 25, 2006 under the laws of the nation of Israel and is an R&D company engaged in the development of a hybrid medical device for the early detection and diagnosis of Skin Cancer Precursors, Nevi and Tumors. The Medical Device will be a physicians' decision supporting device. The output will enable the physician (GP or expert Dermatologist), with the correct use of the device, to improve his/her diagnosis of the skin aberrations being scanned. The Medical Device is based on state of art technology, using an innovative method of data accumulation and signal processing, derived through the use of passive Visual and Infra-Red spectral reflectance.

Two stages of clinical trials have been conducted with the first stage device, at the Rabin Medical Center in Petah-Tikva (Beilinson), in accordance with Helsinki regulations and with the Ministry of Health/Medical Device Department approval.  The results, acquired from 128 scanned nevi, are conclusive with a sensitivity rate of 92.4% in the Non Melanoma Skin Cancer and a specificity rate of 75% in the benign Nevi diagnosis.  These results will be improved in the second stage system.

SCS was recently selected by an independent board of scientists, along with 23 other companies, to represent Israel’s state of the art in various Hi-Tech from among a group of over 500 projects.  SCS will participate with the projects being promoted in Israel's President’s “Facing Tomorrow” exhibition during the 60th anniversary celebration.

Patent applications have been submitted with the assistance of an industry leading patent law firm. The I.P. of the Medical Device is US Patent pending 11/464,838 and PCT/IL2006/000954 at the national registration stage.  The patent has passed all US Patent examiners' queries and is pending publication.  The patent is also being translated for submission in 47 countries around the world within the PCT framework.

SCS has passed European standards procedure and is recognized as operating in accordance with ISO 9000 management quality standard and ISO 13485 Medical Device company standard.

SCS is not obligated, except to its shareholders, contractually or financially, to any third party, except for ongoing activities within the framework of the work plan and the cash flow limitations.  SCS is obligated to its' investors, according to each investors agreement.  All of our investors are angels and there is no involvement by any governmental institution or venture capital firm.

The Company is considered a development stage company as defined in the Accounting Standards Codification ("ASC") 915 and has not yet generated any revenue or positive cash flow from its planned principal operation. The primary activities have been focused on raising capital and to research and development activities.  There is no assurance, however, that the Company will achieve its objectives or goals.

Note 2 GOING CONCERN

The Company incurred net losses of $20,810 and $97,127for the years ended December 31, 2009 and 2008, respectively and $244,472 for the period October 25, 2006 (inception) through December 31, 2009. In addition, the Company had negative working capital of $15,383 at December 31, 2009. These factors raise doubt about the Company's ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

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The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and are presented in U.S. dollars.

Subsequent Events

The Company evaluated subsequent events through the date of the audit report issued by our independent registered public accounting firm.  We are not aware of any significant events that occurred subsequent to the balance sheet date but prior to the date of the audit report that would have a material impact on our financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Concentration of Credit Risk and Other Risks and Uncertainties

Cash and cash equivalents consists of financial instruments that potentially subject the Company to concentration of credit risk to the extent of the amount recorded on the balance sheet. The Company is exposed to credit risk in the event of default by the banks holding the cash or cash equivalents to the extent of the amount recorded on the balance sheets. The Company has not experienced any losses on its deposits of cash and cash equivalents.

Product developed by the Company may require approvals or clearances from the U.S. Food and Drug Administration or other international regulatory agencies prior to commercialized sales. There can be no assurance that the Company’s product candidates will receive any of the required approvals or clearances. If the Company was denied approval or clearance of such approval was delayed, it may have a material adverse impact on the Company.

Note 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

Intangible Assets and Other Long-Lived Assets

Patent application costs are being amortized on a straight-line basis over 15 years, which approximates their respective economic lives. The Company believes the straight-line method of amortization for patent application costs allocates the cost to earnings in proportion to the amount of economic benefit.

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The Company continually reviews events and changes in circumstances related to its financial performance and economic environment for factors that would provide evidence of potential impairment or that may warrant a revision to the remaining periods of amortization of its intangible assets. If impairment indicators are identified, the Company would test for impairment using undiscounted cash flows as the basis for measuring the fair value of its intangible assets. During the year ended December 31, 2009, the Company determined that no events or changes in circumstances indicated potential impairment of Long-life Assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Revenue Recognition

Revenues are recognized when finished products are shipped to unaffiliated customers, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, the selling price is fixed or determinable, and collectability is reasonably assured.

Advertising Costs

Advertising costs will be expensed as incurred and included as part of selling and marketing expenses. Advertising costs were immaterial for the period March 25, 2007 (inception) through December 31, 2009.

Research and Development Costs

Research and development expenses consist of costs incurred to further the Group’s research and development activities and include salaries and related employee benefits, costs associated with clinical trial and preclinical development, regulatory activities, research-related overhead expenses, costs associated with the manufacture of clinical trial material, costs for consultants and related contract research. Research and development costs are expensed as incurred.

Research and development expenses for years ended December 31, 2009, 2008, 2007 and for period from October 25, 2006 (inception) to December 31, 2009 are as follows:

				For the Period
	As of December 31,			10/25/2006 (inception)
	2009	2008	2007	to 12/31/2009

Purchasing components	$-	$-	$8,765	$8,765

Labor
Wages	-	25,600	21,402	47,002
Related to wages	-	1,268	-	1,268
	-	25,421	21,402	48,605

Medical Trials	3,044	37,643	7,303	47,990

Other expenses:
Presentation and exhibitions	-	7,637	-	7,637
Consulting services	1,907	-	-	1,907
	1,907	7,637		9,544

Sub-contractor costs	6,562	15,385	84,359	106,306

	$11,513	$87,534	$121,829	$220,876

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Related parties

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

The Company accounts for income tax in accordance with FASB ASC 740-10-25, which requires the asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company has accumulated deficiency in its operation. Because there is no certainty that we will realize taxable income in the future, we did no record any deferred tax benefit as a result of these losses.

Earnings (Loss) Per Share

The Company reports earnings per share in accordance with FASB guidance, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no potentially dilutive securities outstanding (options and warrants) for the period October 25, 2006 (inception) through December 31, 2009.

Comprehensive Income

FASB guidance establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources.

Fair Value of Measurements

Accounting principles generally accepted in the United States define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1:
Unadjusted quoted prices in active markets for identical assets or liabilities

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Level 2:
Input other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3:
Unobservable inputs which reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

Recent Accounting Pronouncements

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. The ASU is effective beginning January 1, 2011. We are currently evaluating the impact of this standard on our financial position and results of operations.

In October 2009, the FASB issued ASU No. 2009-14, Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force, that reduces the types of transactions that fall within the current scope of software revenue recognition guidance. Existing software revenue recognition guidance requires that its provisions be applied to an entire arrangement when the sale of any products or services containing or utilizing software when the software is considered more than incidental to the product or service. As a result of the amendments included in ASU No. 2009-14, many tangible products and services that rely on software will be accounted for under the multiple-element arrangements revenue recognition guidance rather than under the software revenue recognition guidance. Under the ASU, the following components would be excluded from the scope of software revenue recognition guidance: the tangible element of the product, software products bundled with tangible products where the software components and non-software components function together to deliver the product’s essential functionality, and undelivered components that relate to software that is essential to the tangible product’s functionality. The ASU also provides guidance on how to allocate transaction consideration when an arrangement contains both deliverables within the scope of software revenue guidance (software deliverables) and deliverables not within the scope of that guidance (non-software deliverables). The ASU is effective beginning January 1, 2011. We are currently evaluating the impact of this standard on our financial position and results of operations.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, a entity may use, the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value. This ASU is effective October 1, 2009. The adoption of this new guidance did not have a material effect on the Company’s financial position and results of operations.

F-10-AUD

In June 2009, the Financial Accounting Standards Board ("FASB") amended its guidance on accounting for variable interest entities ("VIE"). Among other things, the new guidance requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE; requires continuous assessments of whether an enterprise is the primary beneficiary of a VIE; enhances disclosures about an enterprise's involvement with a VIE; and amends certain guidance for determining whether an entity is a VIE. Under the new guidance, a VIE must be consolidated if the enterprise has both (a) the power to direct the activities of the VIE that most significantly impact the entity's economic performance, and (b) the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. This new guidance will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, and for interim periods within that first annual reporting period. Earlier application is prohibited. The adoption of this new guidance did not have a material effect on the Company’s financial position and results of operations.

Foreign Currency

Functional and reporting currency

The financial statements are presented using a reporting currency of U.S. dollars. Items included in the financial statements are measured using the currency of the primary economic environment in which the company operates (“the functional currency”) and then converted into U.S. Dollars at the conversion rate in effect as of the date of the balance sheet. The functional currency of the Company is the New Israeli Shekel for all years presented.

Note 4 CAPITAL STOCK

The Articles of Incorporation authorized the Company to issue 200,000 shares common stock with a par value of $1.00.  Upon formation of the Company, 11,847 shares of common stock were issued for $389,425 shekels.  During 2007, 1,619 additional shares of the Company’s common stock were issued for $506,469 shekels

Note 5 INCOME TAXES

The Company is subject to the tax provisions of the State of Israel.  According to the law, up to the end of 2007 income for tax purposes in Israel was measured after being adjusted for the changes in the consumer price index.

In February 2008 the Knesset passed the Amendment to the Income Tax Law (Adjustments for Inflation) – 1985, which limits the implementation of the Adjustments Law from 2008 and thereafter. As from 2008 the results for tax purposes are measured in nominal values, excluding certain adjustments for changes in the consumer price index for the period of up to December 31, 2007. The adjustments which relate to capital gains, such as for realization of real estate (Land Betterment) and securities continue to apply up to the realization date. The amendment to the law includes, inter alia, the cancellation of the addition and deduction adjustment due to inflation as from 2008.

The applicable tax rates in Israel are as follows:

•	2007 – 29%
•	2008 – 27%
•	2009 – 26%
•	2010 – 25%

F-11-AUD

Tax at a reduced rate of 25% applies to capital gains accrued as from January 1, 2003, and this instead of the regular tax rate. In July 2009 the Knesset passed the Economic Efficiency Law (Legislative Amendments to implement the Economic Plan for the 2009 and 2010) – 2009, which stipulates, inter alia, an additional gradual reduction in the rate of corporate taxes and real capital gains tax rate in Israel.  Starting in 2011 the tax rates are as follows:

•	2011 – 24%
•	2012 – 23%
•	2013 – 22%
•	2014 – 21%
•	2015 – 20%
•	2016 and beyond – 18%.

These changes have no significant effect on the The Company’s financial statements.  The Company has not yet been issued financial tax assessments since its establishment.

Note 6 COMMITMENTS AND CONTINGENCIES

The Company raised amounts from various investors against the allotment of capital, and this for its current operations.

The agreements with investors were prepared at different times and accordingly at the value of the Company at the time of every allotment.

In these agreements the Company gave to the investors, and also to the Company’s service provider options for purchasing additional shares of the Company for fixed periods, the last one of which ends in March 2013, according to the value of the Company in a range of $875,000 to $3,000,000 and/or according to the value of the Company as will exist at the time exercising the option.

Correct as of the date of signing the balance sheet, no investor has exercised any options that it holds.

Some of the shareholders in the Company have an agreement regarding receiving commission on the Company's sales. The amount of the commission is 12% on meeting certain conditions. Presently, with the process of exchanging the Company’s shares with the American company, those shareholders are likely to waive realizing this clause, and to implement it again immediately after completing this process. Correct as of signing the balance sheet, no agreement of exchange of shares has been signed.

Note 7 COMMITTMENTS

The Company has entered into a development agreement with D.P. Electronic Systems Engineering, Ltd., the Contractor, who will provide the necessary resources to develop the medical device according to the specifications as determined by the Company.  All work or materials developed or provided by the Contractor under the terms of the agreement shall be owned exclusively by the Company.

The Company entered into an agreement with RKDLX, Ltd, the Contractor, who will provide the required materials and perform the work to assemble 3 medical device prototypes according to the statement of work and production diagrams.

Note 8 SUBSEQUENT EVENTS

SCS is engaged at the moment in a reverse merger procedure in which SCS's shares are being acquired by an American company, while the shares of the American company are being acquired by the Israeli shareholders.

As a result of this process, SCS converts its financial statements and adjusts them to the international IFRS Standards.

Recently, a Memorandum of Understanding was signed with a Russian company interested in marketing the medical device in Russia at the stage it is now.

The Company is cautiously progressing with this project, conducting risk assessments and advantages, as SCS moves forward in this direction, while carefully examining this risks and threats which are likely to result from an imprudent step approach.

F-12-AUD

Skin Cancer Scanning, Ltd.
Consolidated Balance Sheets
(Unaudited)

	US $	US $
	March 31, 2010	December 31, 2009
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$13	$71
Prepaid Expenses	35,240	34,662
TOTAL CURRENT ASSETS	35,253	34,733

Intangible Assets
Patents	45,236	44,493

TOTAL ASSETS	$80,489	$79,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$36,239	$35,303
Customer deposit	15,061	14,813
TOTAL CURRENT LIABILITES	51,299	50,116

TOTAL LIABILITIES	$51,299	$50,116

Stockholders' Equity

Common stock, ₪1 NIS par value, 200,000 shares authorized, 13,466 and 13,466 shares issued and
outstanding at December 31, 2009 and December 31 2008 respectively	3,761	3,761
Additional paid-in capital	277,758	277,758
Accumulated other comprehensive income	(15,437)	(15,577)
Accumulated deficit	(236,892)	(236,832)
Total stockholders' equity (deficit)	29,190	29,110

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$80,489	$79,226

The accompanying notes are integral parts of these financial statements.

F-1-UA

Skin Cancer Scanning, Ltd.
Statement of Operations
(Unaudited)

			For the Period 10/25/2006
	For the Three Months Ended March 31		(inception) to
	2010	2009	3/31/2010
Operating Expense:
Research and Development Expense	-	4,863	220,877
General & Administrative Expense	60	1,606	16,015
Total Operating Expense:	60	6,469	236,892

Net income	(60)	(6,469)	(236,892)

Foreign Currency transaction gain / (loss)	-	59	12,903

Comprehensive income	(60)	(6,410)	(223,989)

Net Income (Loss) Per Common Share from Continuing Operations:
Basic & Diluted	$(0.004)	$(0.476)

Weighted average shares outstanding of common stock
Basic & Diluted	13,466	13,466

The accompanying notes are integral parts of these financial statements.

F-2-UA

Skin Cancer Scanning, Ltd.
Consolidated Statements of Cash Flows
(Unaudited)

			For the Period 10/25/2006
	For the Three Months Ended March 31,		(inception) to
	2010	2009	3/31/2010

Net (loss)	(60)	(6,469)	(236,892)

Adjustments to reconcile net income (loss) to net
net cash used in operating activities
Changes in assets and liabilities
Accounts payable	-	(8,119)	34,773
Customer deposits	-	-	15,061
Prepaid expenses and deposits	-	(16,947)	(35,240)
Net cash provided (used) in operating activities	(60)	(31,534)	(222,298)

Cash flows from investing activities
Investment in Patent	-	(2,766)	(45,236)
Net cash provided (used) in investing activities	-	(2,766)	(45,236)

Cash flows from financing activities
Proceeds from the sale of common stock	-	-	239,210
Increase in Additional Paid In Capital	-	35,208	38,939
Net cash provided (used) by financing activities	-	35,208	278,150

Foreign currency exchange gain or loss		229	(10,602)

Net increase (decrease) in cash	(60)	1,136	13

Cash at beginning of period	73	219	-

Cash at end of period	13	1,355	13

The accompanying notes are integral parts of these financial statements.

F-3-UA

Skin Cancer Scanning Ltd.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 1 ORGANIZATION AND BUSINESS BACKGROUND

Skin Cancer Scanning Ltd. (SCS or the "Company") was incorporated on October 25, 2006 under the laws of the nation of Israel and is an R&D company engaged in the development of a hybrid medical device for the early detection and diagnosis of Skin Cancer Precursors, Nevi and Tumors. The Medical Device will be a physicians' decision supporting device. The output will enable the physician (GP or expert Dermatologist), with the correct use of the device, to improve his/her diagnosis of the skin aberrations being scanned. The Medical Device is based on state of art technology, using an innovative method of data accumulation and signal processing, derived through the use of passive Visual and Infra-Red spectral reflectance.

Two stages of clinical trials have been conducted with the first stage device, at the Rabin Medical Center in Petah-Tikva (Beilinson), in accordance with Helsinki regulations and with the Ministry of Health/Medical Device Department approval.  The results, acquired from 128 scanned nevi, are conclusive with a sensitivity rate of 92.4% in the Non Melanoma Skin Cancer and a specificity rate of 75% in the benign Nevi diagnosis.  These results will be improved in the second stage system.

SCS was recently selected by an independent board of scientists, along with 23 other companies, to represent Israel’s state of the art in various Hi-Tech from among a group of over 500 projects.  SCS will participate  with the projects being promoted in Israel's President’s “Facing Tomorrow” exhibition during the 60th anniversary celebration.

Patent applications have been submitted with the assistance of am industry leading patent law firm. The I.P. of the Medical Device is US Patent pending 11/464,838 and PCT/IL2006/000954 at the national registration stage.  The patent has passed all US Patent examiners' queries and is pending publication.  The patent is also being translated for submission in 47 countries around the world within the PCT framework.

SCS has passed European standards procedure and is recognized as operating in accordance with ISO 9000 management quality standard and ISO 13485 Medical Device company standard.

SCS is not obligated, except to its shareholders, contractually or financially, to any third party, except for ongoing activities within the framework of the work plan and the cash flow limitations.  SCS is obligated to its' investors, according to each investors agreement.  All of our investors are angels and there is no involvement by any governmental institution or venture capital firm.

The Company is considered a development stage company as defined in the Accounting Standards Codification ("ASC") 915 and has not yet generated any revenue  or positive cash flow from its planned principal operation. The primary activities have been focused on raising capital and to research and development activities.  There is no assurance, however, that the Company will achieve its objectives or goals.

Note 2 GOING CONCERN

The Company incurred net losses of $60 and $7,230 for the three months ended March 31, 2010 and 2009, respectively and $247,495 for the period October 25, 2006 (inception) through March 31, 2010. In addition, the Company had negative working capital of $14,581 at March 31, 2010. These factors raise doubt about the Company's ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

F-4-UA

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and are presented in U.S. dollars.

Subsequent Events

The Company evaluated subsequent events through the date of the audit report issued by our independent registered public accounting firm.  We are not aware of any significant events that occurred subsequent to the balance sheet date but prior to the date of the audit report that would have a material impact on our financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Concentration of Credit Risk and Other Risks and Uncertainties

Cash and cash equivalents consists of financial instruments that potentially subject the Company to concentration of credit risk to the extent of the amount recorded on the balance sheet. The Company is exposed to credit risk in the event of default by the banks holding the cash or cash equivalents to the extent of the amount recorded on the balance sheets. The Company has not experienced any losses on its deposits of cash and cash equivalents.

Product developed by the Company may require approvals or clearances from the U.S. Food and Drug Administration or other international regulatory agencies prior to commercialized sales. There can be no assurance that the Company’s product candidates will receive any of the required approvals or clearances. If the Company was denied approval or clearance of such approval was delayed, it may have a material adverse impact on the Company.

Note 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

Intangible Assets and Other Long-Lived Assets

Patent application costs are being amortized on a straight-line basis over 15 years, which approximates their respective economic lives. The Company believes the straight-line method of amortization for patent application costs allocates the cost to earnings in proportion to the amount of economic benefit.

F-5-UA

The Company continually reviews events and changes in circumstances related to its financial performance and economic environment for factors that would provide evidence of potential impairment or that may warrant a revision to the remaining periods of amortization of its intangible assets. If impairment indicators are identified, the Company would test for impairment using undiscounted cash flows as the basis for measuring the fair value of its intangible assets. During the year ended December 31, 2009, the Company determined that no events or changes in circumstances indicated potential impairment of Long-life Assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Revenue Recognition

Revenues are recognized when finished products are shipped to unaffiliated customers, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, the selling price is fixed or determinable, and collectability is reasonably assured.

Advertising Costs

Advertising costs will be expensed as incurred and included as part of selling and marketing expenses. Advertising costs were immaterial for the period March 25, 2007 (inception) through December 31, 2009.

Research and Development Costs

Research and development expenses consist of costs incurred to further the Group’s research and development activities and include salaries and related employee benefits, costs associated with clinical trial and preclinical development, regulatory activities, research-related overhead expenses, costs associated with the manufacture of clinical trial material, costs for consultants and related contract research. Research and development costs are expensed as incurred.

Related parties

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

The Company accounts for income tax in accordance with FASB ASC 740-10-25, which requires the asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company has accumulated deficiency in its operation. Because there is no certainty that we will realize taxable income in the future, we did no record any deferred tax benefit as a result of these losses.

F-6-UA

Earnings (Loss) Per Share

The Company reports earnings per share in accordance with FASB guidance, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no potentially dilutive securities outstanding (options and warrants) for the period October 25, 2006 (inception) through March 31, 2010.

Comprehensive Income

FASB guidance establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources.

Fair Value of Measurements

Accounting principles generally accepted in the United States define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1:
Unadjusted quoted prices in active markets for identical assets or liabilities

Level 2:
Input other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3:
Unobservable inputs which reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

Recent Accounting Pronouncements

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. The ASU is effective beginning January 1, 2011. We are currently evaluating the impact of this standard on our financial position and results of operations.

F-7-UA

In October 2009, the FASB issued ASU No. 2009-14, Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force, that reduces the types of transactions that fall within the current scope of software revenue recognition guidance. Existing software revenue recognition guidance requires that its provisions be applied to an entire arrangement when the sale of any products or services containing or utilizing software when the software is considered more than incidental to the product or service. As a result of the amendments included in ASU No. 2009-14, many tangible products and services that rely on software will be accounted for under the multiple-element arrangements revenue recognition guidance rather than under the software revenue recognition guidance. Under the ASU, the following components would be excluded from the scope of software revenue recognition guidance: the tangible element of the product, software products bundled with tangible products where the software components and non-software components function together to deliver the product’s essential functionality, and undelivered components that relate to software that is essential to the tangible product’s functionality. The ASU also provides guidance on how to allocate transaction consideration when an arrangement contains both deliverables within the scope of software revenue guidance (software deliverables) and deliverables not within the scope of that guidance (non-software deliverables). The ASU is effective beginning January 1, 2011. We are currently evaluating the impact of this standard on our financial position and results of operations.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, a entity may use, the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value. This ASU is effective October 1, 2009. The adoption of this new guidance did not have a material effect on the Company’s financial position and results of operations.

In June 2009, the Financial Accounting Standards Board ("FASB") amended its guidance on accounting for variable interest entities ("VIE"). Among other things, the new guidance requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE; requires continuous assessments of whether an enterprise is the primary beneficiary of a VIE; enhances disclosures about an enterprise's involvement with a VIE; and amends certain guidance for determining whether an entity is a VIE. Under the new guidance, a VIE must be consolidated if the enterprise has both (a) the power to direct the activities of the VIE that most significantly impact the entity's economic performance, and (b) the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. This new guidance will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, and for interim periods within that first annual reporting period. Earlier application is prohibited. The adoption of this new guidance did not have a material effect on the Company’s financial position and results of operations.

In May 2009, the FASB issued new accounting and disclosure guidance for recognized and non-recognized subsequent events that occur after the balance sheet date but before financial statements are issued. The new guidance also requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The new accounting guidance was effective for our Company beginning with our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2009, and is being applied prospectively. This change in accounting policy had no impact on our financial statements.

Foreign Currency

Functional and reporting currency

The financial statements are presented using a reporting currency of U.S. dollars. Items included in the financial statements are measured using the currency of the primary economic environment in which the company operates (“the functional currency”) and then converted into U.S. Dollars at the conversion rate in effect as of the date of the balance sheet. The functional currency of the Company is the New Israeli Shekel for all years presented.

F-8-UA

Note 4 CAPITAL STOCK

The Articles of Incorporation authorized the Company to issue 200,000 shares common stock with a par value of $1.00.  Upon formation of the Company, 11,847 shares of common stock were issued for $389,425 shekels.  During 2007, 1,619 additional shares of the Company’s common stock were issued for $506,469 shekels.

Note 5 INCOME TAXES

The Company is subject to the tax provisions of the State of Israel.  According to the law, up to the end of 2007 income for tax purposes in Israel was measured after being adjusted for the changes in the consumer price index.

In February 2008 the Knesset passed the Amendment to the Income Tax Law (Adjustments for Inflation) – 1985, which limits the implementation of the Adjustments Law from 2008 and thereafter. As from 2008 the results for tax purposes are measured in nominal values, excluding certain adjustments for changes in the consumer price index for the period of up to December 31, 2007. The adjustments which relate to capital gains, such as for realization of real estate (Land Betterment) and securities continue to apply up to the realization date. The amendment to the law includes, inter alia, the cancellation of the addition and deduction adjustment due to inflation as from 2008.

The applicable tax rate in Israel are as follows:

•	2007 – 29%
•	2008 – 27%
•	2009 – 26%
•	2010 – 25%

Tax at a reduced rate of 25% applies to capital gains accrued as from January 1, 2003, and this instead of the regular tax rate. In July 2009 the Knesset passed the Economic Efficiency Law (Legislative Amendments to implement the Economic Plan for the 2009 and 2010) – 2009, which stipulates, inter alia, an additional gradual reduction in the rate of corporate taxes and real capital gains tax rate in Israel.  Starting in 2011 the tax rates are as follows:

•	2011 – 24%
•	2012 – 23%
•	2013 – 22%
•	2014 – 21%
•	2015 – 20%
•	2016 and beyond – 18%.

These changes have no significant effect on the Company’s financial statements.  The Company has not yet been issued financial tax assessments since its establishment.

Note 6 COMMITMENTS AND CONTINGENCIES

The Company raised amounts from various investors against the allotment of capital, and this for its current operations.

The agreements with investors were prepared at different times and accordingly at the value of the Company at the time of every allotment.

In these agreements the Company gave to the investors, and also to the Company’s service provider options for purchasing additional shares of the Company for fixed periods, the last one of which ends in March 2013, according to the value of the Company in a range of $875,000 to $3,000,000 and/or according to the value of the Company as will exist at the time exercising the option.

Correct as of the date of signing the balance sheet, no investor has exercised any options that it holds.

F-9-UA

Some of the shareholders in the Company have an agreement regarding receiving commission on the Company's sales. The amount of the commission is 12% on meeting certain conditions. Presently, with the process of exchanging the Company’s shares with the American company, those shareholders are likely to waive realizing this clause, and to implement it again immediately after completing this process. Correct as of signing the balance sheet, no agreement of exchange of shares has been signed.

Note 7 COMMITTMENTS

The Company has entered into a development agreement with D.P. Electronic Systems Engineering, Ltd., the Contractor, who will provide the necessary resources to develop the medical device according to the specifications as determined by the Company.  All work or materials developed or provided by the Contractor under the terms of the agreement shall be owned exclusively by the Company.

The Company entered into an agreement with RKDLX, Ltd, the Contractor, who will provide the required materials and perform the work to assemble 3 medical device prototypes according to the statement of work and production diagrams.

Note 8 SUBSEQUENT EVENTS

On June 15, 2010 the Company entered into a Stock Exchange Agreement (the “Exchange Agreement”) with mBeach Software, Inc., a Florida corporation (“mBeach”).  Pursuant to the terms of Exchange Agreement, at the closing the Sellers shall transfer to a wholly-owned subsidiary of mBeach all of their shares of the Company. Upon the consummation of the transactions contemplated by the Exchange Agreement, mBeach shall own 96% of SCS.

In accordance with the terms of the Exchange Agreement, until the earlier of the closing of the acquisition or the termination of the Exchange Agreement in accordance with its terms, neither SCS, its shareholders nor its or their respective affiliates shall, directly or indirectly, make, solicit, initiate or encourage submission of proposals or offers from any persons relating to SCS or the shares of SCS.

The transactions contemplated in the Exchange Agreement will be consummated when all of the conditions and obligations of the parties as set forth therein are satisfied or waived, including but not limited to the receipt of audited financial statements of the Company by mBeach Software, Inc., as required by the rules and regulations of the Securities and Exchange Commission. The Exchange Agreement contains representations, warranties and covenants customary in a transaction of this nature.

At the closing, certain investors shall invest $72,000 in mBeach. Such investment shall be in the form of a convertible note. The note is a 3-year note and after five months from the date of issuance will be convertible to 10,696,291 shares of common stock of mBeach. In connection with the issuance of the Note, mBeach shall issue said investors three separate classes of warrants, each class exercisable for 10,285,994, 10,770,694 and 11,278,193, respectively, shares of common stock of mBeach for an aggregate exercise price of $150,000, 150,000 and $500,000. The warrants are exercisable for 3 years. The shares of mBeach issuable upon conversion of said note and the exercise of the warrants shall be included on a registration statement to be filed by mBeach within 30 days of the issuance of the Note and Warrants. At the closing, mBeach shall issue five of the Sellers options to purchase an aggregate of 26,500,292 shares of common stock of mBeach. The exercise price of the options, which expire March 31, 2012, shall be a 25% discount of the volume weighted average of the per share purchase price for the 5 trading days prior to exercise. One of the Sellers shall receive a 2-year option to purchase up to 795,080 shares of common stock of mBeach at an exercise price of the market volume weighted average closing price of a share of common stock of mBeach for the 5 trading days immediately after the filing by mBeach of a Current Report on Form 8-K with the SEC disclosing the consummation of the transaction with the Company.

William Gaffney, the principal shareholder of mBeach and its sole officer and director, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the Company pursuant to which William Gaffney will sell all his 156,000,000 shares of common stock of mBeach to the Company. These shares represent 91% of the issued and outstanding stock of mBeach. The transaction contemplated by the Purchase Agreement shall close simultaneous with the closing of the transactions contemplated by the Exchange Agreement.

Additional information regarding this share exchange agreement has been filed with the SEC by mBeach Software, Inc.

F-10-UA

Pro Forma Condensed Combined Financial Statement

On June 15, 2010, we completed a “reverse acquisition” transaction, in which we entered into a securities exchange agreement (the “Exchange Agreement”) with Skin Cancer Scanning, Ltd., a Israeli corporation and, for certain limited purposes, its stockholders. Pursuant to the Exchange Agreement, the shareholders of Skin Cancer Scanning, Ltd. transferred all the issued and outstanding shares of common stock of Skin Cancer Scanning, Ltd  to us in exchange for 156,000,000 shares of our common stock from the Company's sole officer and director William Gaffney  (the “Transaction”).  As a result of the Transaction, Skin Cancer Scanning, Ltd.  became our wholly-owned subsidiary, with Skin Cancer Scanning's former shareholders acquiring a majority of the outstanding shares of our common stock. In connection with the Transaction certain investors invested $72,000 in mBeach. Such investment was in the form of a convertible  note. The note is a 3 year note and after 5 months from the date of issuance will be convertible to 10,696,291 shares of common stock of mBeach.

The following presents our unaudited pro forma financial information as of December 31, 2009 and for the year ended December 31, 2009 and 2008. The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period.

F-1-PF

mBeach Software & Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
December 31, 2009

	mBeach Software, Inc 1/31/10	Skin Cancer Scanning Ltd 12/31/09	Notes	Pro Forma Adjustments	Pro Forma Combined
Assets:

Cash and cash equivalents	$1,456	$71	b	$72,000	$73,527
Loan Receivable					-
Prepaid Expenses		34,661			34,661
Other					-

Total Current Assets	$1,456	$34,732		$72,000	$108,188

Intangible assets		44,493			44,493

Total Assets	$1,456	$79,225		$72,000	$152,681

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	4,126	35,303			39,429
Customer deposits		14,813			14,813
Advance from Officer	4,500	-			4,500
Convertible note payable			b	72,000	72,000
Total Current Liabilities	$8,626	$50,116		$72,000	$130,742

Equity

Common stock 250,000,000 authorized and	1,200	3,761	a	12,239	17,200
172,000,000 issued and outstanding					-
Additional paid-in capital	$6,379	277,757	a	(26,988)	257,148
Accumulated other comprehensive income		(15,577)			(15,577)
Accumulated earning/deficit	(14,749)	(236,832)	a	14,749	(236,832)
Stockholders' Equity	(7,170)	29,109		0	21,939

Total Liabilities and Stockholders' Equity	$1,456	$79,225		$72,000	$152,681

See Notes to Unaudited Pro Forma Consolidated Financial Statements

F-2-PF

mBeach Software & Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2009

	mBeach Software, Inc.	Skin Cancer Scanning Ltd.	Notes	Pro Forma Adjustments	Pro Forma Combined

Research & Development	-	11,513		-	11,513
General and administrative	14,670	9,297			23,967
Total Operating Expense	14,670	20,810		-	35,480

Net income (loss)	(14,670)	(20,810)		-	(35,480)

Foreign Currency gain /(loss)	-	(865)		-	(865)

Comprehensive income	(14,670)	(21,675)		-	(36,345)

Net income (loss) per common share:
Basic & Diluted	$(0.00)	$(1.61)		$0.00	$(0.00)
Diluted	$(0.00)	$(1.61)		$0.00	$(0.00)

Weighted average common shares outstanding:
Basic & Diluted	172,000,000	13,466		172,000,000	172,000,000
Diluted	172,000,000	13,466		172,000,000	172,000,000

See Notes to Unaudited Pro Forma Consolidated Financial Statements

F-3-PF

mBeach Software & Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2008

	mBeach Software, Inc.	Skin Cancer Scanning Ltd.	Notes	Pro Forma Adjustments	Pro Forma Combined

Research & Development	-	87,533		-	87,533
General and administrative	-	9,594			9,594
Total Operating Expense	-	97,127		-	97,127

Net income (loss)	-	(97,127)		-	(97,127)

Foreign Currency gain /(loss)	-	5,471		-	5,471

Comprehensive income	-	(91,656)		-	(91,656)

Net income (loss) per common share:
Basic & Diluted		$(6.81)			$(0.00)
Diluted		$(6.81)			$(0.00)

Weighted average common shares outstanding:
Basic & Diluted		13,466		-	172,000,000
Diluted		13,466		-	172,000,000

See Notes to Unaudited Pro Forma Consolidated Financial Statements

F-4-PF

Pro Forma Adjustments

The preceding unaudited  Pro Forma consolidated balance sheet is derived from the Balance sheets of mBeach Software Inc. (the Registrant) as of January 31, 2010 and Skin Cancer Scanning, Ltd. as of December 31, 2009 and have been prepared as if the share exchange Transaction was completed on December 31, 2009;  the preceding unaudited Pro Forma Consolidated Statements of Operations have been prepared as if the share exchange transaction was completed, respectively, on January 1, 2009 and  January 1, 2008. The following pro forma adjustments:

(a)  This adjustment reflects  the share exchange  between our company and Skin Cancer Scanning Ltd.  The resulting total 172,250,000 shares  of common stock with par value of $.001 as of December 31, 2009. The transaction includes a Stock Purchase Agreement with sole officer and director William Gaffney to purchase 156,000,000 shares of common stock. The Stock Purchase Agreement closed at the same time as the closing of the Exchange Agreement.  The 172,250,000 outstanding shares will constitute the "public float" prior to the exchange transaction. The company completed a 13:1 reverse stock split on June 5, 2010, 16,250,000 shares reflect the public float before the transaction commenced.

b) Pursuant to the Stock Exchange Agreement executed by mBeach Software on June 15, 2010 with Skin Cancer Scanning, Ltd. at the closing of the transaction contemplated by the agreement, an investment of $72,000 was made. The investment was made on June 23, 2010. On June 23, Mbeach executed a 5% Convertible Note and issued Class A, Class B and Class C warrants to H&H Group Associates LLC, a New York limited liability company in consideration for $72,000. The Convertible note matures in three years and after five months form the date of issuance will be convertible to 10,696, 291 shares of common stock of mBeach. H&H has the option to convert all or any portion of the Note prior to maturity. If mBeach desires to prepay the note prior to the 5 month anniversary (when it is convertible), mBeach must pay a prepayment penalty equal to twice the amount being prepaid. For example if mBeach desires to prepay $30,000 of the principal outstanding, then mBeach must pay $60,000.

In connection with the issuance of the Note, mBeach issued H&H group three separate classes of warrants each class exercisable for 10,285,994, 10,779,694 and 11,278,193 respectively, shares of common stock of mBeach for an aggregate exercise price of $150,000, $150,000 and $500,000, respectively. The warrants have a 36 month exercise period.

Income (loss) Per Share from Continuing Operations

Pro forma basic and diluted shares outstanding include the weighted average number of common shares outstanding for Skin Cancer Scanning, Ltd, Inc. during the respective periods. The common stock issued in connection with the share exchange Transaction is assumed to be outstanding for the entire period presented.

The unaudited Pro Forma Combined Balance Sheet and Statements of Operations should be read in conjunction with the financial statements of Skin Cancer Scanning  and the Registrant and the respective Notes thereto included elsewhere in this Current Report, as well as in other documents filed with by the Registrant with the Securities and Exchange Commission. The unaudited Pro Forma Combined Statements of Operations do not purport to represent what the results of operations would actually have been if the transaction had occurred on the date indicated or to project the results of operations for any future period or date. The pro forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the Notes thereto, which management believes are reasonable.

F-5-PF